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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

  Filed by the Registrant                                                    [X]

  Filed by a Party other than the Registrant                                 [ ]

Check the appropriate box:

  [ ] Preliminary Proxy Statement

  [ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

  [X] Definitive Proxy Statement

  [ ] Definitive Additional Materials

  [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      ------------------------------------

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                (Name of Registrant as specified in its Charter)

         --------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount previously paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:
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

C. E. CHILDERS                                                    POTASH CORPORATION OF SASKATCHEWAN
CHAIRMAN & CHIEF EXECUTIVE OFFICER              LOGO                                            INC.

March 26, 1999

Dear Shareholder:

     You are invited to attend the Annual Meeting of shareholders of Potash Corporation of Saskatchewan Inc. which will be held on Thursday, May 6, 1999 at 10:30 a.m. (local time) at the Ramada Hotel, 1st Avenue and 22nd Street, Saskatoon, Saskatchewan, Canada.

     The Notice of Annual Meeting and Board of Directors Proxy Circular describing the formal business of the meeting and related proxy are enclosed.

     If you are unable to attend this year's meeting, please carefully consider the enclosed material and then complete and return your proxy in the envelope provided.

                                          Sincerely,

                                          /s/ C. E. CHILDERS
                                          C. E. CHILDERS

                   PCS TOWER,   SUITE 500,   122 - 1ST AVENUE
                  SOUTH,   SASKATOON,   SASKATCHEWAN   S7K 7G3

                                      LOGO

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Potash Corporation of Saskatchewan Inc. (the "Corporation"), a Saskatchewan corporation, will be held on Thursday, May 6, 1999 at 10:30 a.m. (local time) at the Ramada Hotel, 1st Avenue and 22nd Street, Saskatoon, Saskatchewan, Canada for the following purposes:

1. to receive the financial statements of the Corporation for the year ended December 31, 1998 and the report of the auditors thereon;

2.   to elect directors;

3.   to appoint auditors for the Corporation; and

4. to transact such other business as may properly come before the meeting or any adjournments thereof.

     DATED at Saskatoon, Saskatchewan this 26th day of March, 1999.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JOHN L.M. HAMPTON
                                          JOHN L.M. HAMPTON
                                          Secretary

Shareholders who are unable to attend in person are requested to date, sign and return, as soon as possible and in the envelope enclosed for that purpose, the enclosed form of proxy.

                                      LOGO

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                       BOARD OF DIRECTORS PROXY CIRCULAR
                         ANNUAL MEETING OF SHAREHOLDERS

                            SOLICITATION OF PROXIES

     THIS PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS (THE "BOARD") OF POTASH CORPORATION OF SASKATCHEWAN INC. (THE "CORPORATION"), A SASKATCHEWAN CORPORATION, AND CONSTITUTES A SOLICITATION BY OR ON BEHALF OF THE MANAGEMENT OF THE CORPORATION UNDER THE BUSINESS CORPORATIONS ACT (SASKATCHEWAN), FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE CORPORATION (THE "MEETING") TO BE HELD ON MAY 6, 1999 AND ANY ADJOURNMENTS THEREOF. All costs of solicitation will be borne by the Corporation. In addition to the mail, proxies may be solicited by telephone or in person by employees of the Corporation who will receive no additional compensation for such services. The Corporation has retained Kissel-Blake, a division of Shareholder Communications Corporation, to assist in the solicitation of proxies in Canada and the United States for total estimated fees of $17,500. In addition, the Corporation will reimburse brokers, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common shares of the Corporation (the "Shares") held by such persons.

     A shareholder who has given a proxy may revoke it at any time before it is exercised by attending the Meeting and voting in person or by replacing it with a duly executed proxy bearing a later date. In addition to revocation in either such manner, a shareholder giving a proxy may revoke the proxy by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered and principal executive office of the Corporation, Suite 500, 122 -- 1st Avenue South, Saskatoon, Saskatchewan, Canada, S7K 7G3, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or any adjournment thereof.

     This proxy circular and the accompanying Notice of Annual Meeting of Shareholders and proxy will first be sent or given to shareholders on or about March 26, 1999.

     Except as otherwise stated, the information contained herein is given as of February 28, 1999.

     Unless otherwise specified, all dollar amounts are expressed in United States dollars.

                                 VOTING SHARES

     There were 54,253,103 Shares of the Corporation outstanding as of February 28, 1999, each Share carrying the right to one vote.

     Each shareholder of record at the close of business on March 18, 1999 is entitled to vote at the Meeting the Shares registered in his or her name on that date except to the extent that he or she has transferred any of those Shares and the transferee has both established the transferee's ownership of the transferred Shares and demanded, not later than 10 days prior to the Meeting, that the Corporation recognize the transferee as the person entitled to vote the transferred Shares at the Meeting.

     The quorum for any meeting of shareholders is one or more persons present and holding or representing by proxy not less than 5% of the total number of outstanding Shares.

                              OWNERSHIP OF SHARES

     The following table sets forth information as of February 28, 1999, with respect to the beneficial ownership of Shares held by the executive officers of the Corporation named in the Summary Compensation Table herein and by all directors and executive officers of the Corporation.

                                                                     AMOUNT AND NATURE OF
                                                                     BENEFICIAL OWNERSHIP
NAME                                                                       (1)(2)(3)
----                                                             ------------------------
  Charles E. Childers                                                       231,070

  William J. Doyle                                                          148,782

  Thomas J. Wright                                                           35,000

  Gary E. Carlson                                                            21,608

  James F. Dietz                                                             13,090

  All directors and executive officers as a group, including
     the above-named persons (26 persons)                                   982,079

(1) The number of Shares beneficially owned is reported on the basis of regulations of the Securities and Exchange Commission, and includes Shares that the individual has the right to acquire at any time within 60 days after February 28, 1999 and Shares directly or indirectly held by the individual or by certain family members over which the individual has sole or shared voting or investment power.
(2) Each of the directors and executive officers of the Corporation owned less than 1% of the Shares issued and outstanding as at February 28, 1999. The directors and executive officers of the Corporation as a group beneficially owned approximately 1.8% of the Shares issued and outstanding as at February 28, 1999.
(3) Includes Shares purchasable within 60 days after February 28, 1999 through the exercise of options granted by the Corporation, as follows: Mr. Childers 230,000 Shares; Mr. Doyle 138,500 Shares; Mr. Wright 35,000 Shares; Mr. Carlson 18,750 Shares; Mr. Dietz 7,500 Shares and directors and executive officers as a group, including the foregoing, 938,450 Shares.

     Listed below is the name and other information concerning the only person known to the Corporation (from Corporation records and reports filed with the U.S. Securities and Exchange Commission on Schedule 13G) which owned, as of February 28, 1999, more than 5% of any class of the Corporation's voting securities:

----------------------------------------------------------------------------------------------------------
                                 NAME AND ADDRESS OF          AMOUNT AND NATURE OF
TITLE OF CLASS                     BENEFICIAL OWNER           BENEFICIAL OWNERSHIP    PERCENT OF CLASS(1)
----------------------------------------------------------------------------------------------------------
  Common Shares             Philips, Hager & North              3,214,750(2)(3)               5.9%
                            Investment Management Ltd.
                            200 Burrard Street
                            Vancouver, B.C. V6C 3N5
----------------------------------------------------------------------------------------------------------

(1) Represents percent of Shares outstanding as of February 28, 1999.
(2) Such person has sole voting and dispositive power as to all 3,214,750
    Shares.
(3) As set forth in a Schedule 13G dated January 12, 1999.

                             ELECTION OF DIRECTORS

     The articles of the Corporation provide that the Board shall consist of a minimum of 6 directors and a maximum of 20, with the actual number to be determined from time to time by the Board. The Board has determined that at the present time there will be 15 directors.

     Proxies solicited hereby will be voted for the following proposed nominees (or for substitute nominees in the event of contingencies not known at present) who will, subject to the bylaws of the Corporation and applicable corporate law, serve to hold office until the next annual meeting of shareholders or until their successors are elected or appointed in accordance with the bylaws or applicable corporate law. The affirmative vote of a plurality of the Shares present in person or by proxy at the Meeting and voted in respect of the election of directors is required to elect directors.

     The following table states the names and ages of all the persons to be nominated for election as directors, all other positions and offices with the Corporation now held by them, their present principal occupation or employment, the period during which present directors of the Corporation have served as directors, and the number of Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by each of them.

                                                                                     NUMBER OF SHARES
NAME AND PRINCIPAL OCCUPATION                              AGE   DIRECTOR SINCE   BENEFICIALLY OWNED(12)
-----------------------------                              ---   --------------   ----------------------

ISABEL ANDERSON(1).......................................  59         1989                19,903
President and Chief Executive Officer,
A&L Information Brokers (consulting company)

DOUGLAS J. BOURNE(4)(5)..................................  75         1990                 6,914
Retired, former Chairman and Chief Executive Officer,
Battle Mountain Gold Company (gold mining company)

CHARLES E. CHILDERS(1)(6)................................  66         1989               231,070
Chairman and Chief Executive Officer
of the Corporation

DENIS J. COTE(1)(3)(7)...................................  67         1989                17,785
Retired, former Chairman and Chief Executive Officer
of the UMA Group Limited (consulting engineers)

WILLIAM J. DOYLE.........................................  48         1989               148,782
President and Chief Operating Officer
of the Corporation

                                                                                     NUMBER OF SHARES
NAME AND PRINCIPAL OCCUPATION                              AGE   DIRECTOR SINCE   BENEFICIALLY OWNED(12)
-----------------------------                              ---   --------------   ----------------------
HONOURABLE WILLARD Z. ESTEY, Q.C.(2)(8)..................  79         1990                22,200
Retired, former Justice of the Supreme Court of Canada

DALLAS HOWE(2)...........................................  54         1991                 9,500
President and Chief Executive Officer,
Advanced Data Systems Ltd. and
BDM Information Systems Group of Companies
(international computer systems suppliers)

DONALD E. PHILLIPS(3)(9).................................  66         1991                 7,500
Retired, former President and Chief Executive Officer,
Pitman-Moore, Inc. (animal feed and health products
producer and marketer)

PAUL J. SCHOENHALS(4)....................................  57         1992                 6,600
President, Petroleum Industry Training Service

DARYL K. SEAMAN(3)(10)...................................  76         1989                 4,000
Chairman and President, Dox Investments Inc. (private
holding company); former Chairman and Chief Executive
Officer, Bow Valley Industries Ltd. (oil company)

E. ROBERT STROMBERG, Q.C.(1).............................  57         1991                12,189
Partner, Robertson Stromberg (law firm)

JACK G. VICQ(2)..........................................  59         1989                10,793
Professor of Accounting,
College of Commerce, University of Saskatchewan

BARRIE A. WIGMORE(3)(11).................................  57         1989                 9,500
Limited Partner, The Goldman Sachs Group, L.P.
(investment banking firm)

PAUL S. WISE(4)..........................................  78         1989                15,550
Retired, former President and Chief Executive Officer,
Alliance of American Insurers

THOMAS J. WRIGHT.........................................  66           --                35,000
President, PCS Phosphate Company, Inc. (PCS Phosphate),
a subsidiary of the Corporation

---------------
(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Compensation Committee.
(4)  Member of the Environmental Affairs Committee.
(5)  Douglas J. Bourne is also a director of Battle Mountain Gold Company.
(6)  Charles E. Childers is also a director of Battle Mountain Gold Company.
(7)  Denis J. Cote is also a director of Startech Energy Inc.
(8) Willard Z. Estey is also a director of CanWest Global Communications Corp. and Fundy Cable Ltd.
(9) Donald E. Phillips is also a director of Synbiotics Inc. and Great Lakes REIT Inc.
(10) Daryl K. Seaman is also a director of Abacan Resource Corporation, Bow Valley Energy Ltd., Encal Energy Ltd. and Renaissance Energy Ltd.
(11) Barrie A. Wigmore is also a director of National Service Industries, Inc.
(12) Includes Shares purchasable within 60 days of February 28, 1999 through the exercise of options granted by the Corporation, as follows: Isabel Anderson 16,000 Shares; Douglas J. Bourne 6,500 Shares;

     Charles E. Childers 230,000 Shares; Denis J. Cote 13,500 Shares; William J. Doyle 138,500 Shares; Willard Z. Estey 18,500 Shares; Dallas Howe 8,500 Shares; Donald E. Phillips 6,500 Shares; Paul J. Schoenhals 6,500 Shares; Daryl K. Seaman 3,000 Shares; E. Robert Stromberg 10,500 Shares; Jack G. Vicq 10,200 Shares; Barrie A. Wigmore 8,500 Shares; Paul S. Wise 12,500 Shares; and Thomas J. Wright 35,000 Shares.

     All of the above directors have had the principal occupation indicated for the previous five years except as follows: Mr. Estey was Counsel to McCarthy Tetrault (law firm) from 1988 to 1996; Mr. Stromberg was Counsel to Robertson Stromberg from June 1993 to November 1994; Mr. Doyle was President of Potash Corporation of Saskatchewan Sales Limited (and located in Chicago, Illinois) prior to 1995, Executive Vice President, Potash and Sales, of the Corporation from 1995 to March 1997, and President of PCS Sales from March 1997 to July 1998; from July 1993 to June 1998, Mr. Vicq was also Associate Dean of the College of Commerce; Mr. Wright was President and Chief Executive Officer of Texasgulf Inc. from 1993 to 1995 and Executive Vice President of PCS Phosphate from 1995 to March 1997. Mr. Wright is expected to retire as President of PCS Phosphate on June 30, 1999.

     The law firm of Robertson Stromberg has provided and continues to provide legal services to the Corporation. E. Robert Stromberg is a partner of Robertson Stromberg.

     During 1998, there were 7 meetings of the Board and the number of meetings held by committees of the Board were: (i) Executive Committee -- 5; (ii) Audit Committee -- 6; (iii) Compensation Committee -- 5; and (iv) Environmental Affairs Committee -- 4. Each of the Corporation's directors attended at least 75% of the total of the meetings of the committees on which the director served and the meetings of the Board.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation in respect of the individuals who were, as at December 31, 1998, the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation (the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                  AWARDS       PAYOUTS
                                               ANNUAL COMPENSATION              SECURITIES
                                                                   OTHER        UNDERLYING
                                                                   ANNUAL         OPTIONS        LTIP         ALL OTHER
                                       SALARY       BONUS       COMPENSATION    GRANTED(3)     PAYOUTS       COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR        $           $(2)            $               #            $               $
  Charles E. Childers        1998    1,200,000    2,100,000     1,044,155(4)      80,000        265,104         5,624(5)
  Chairman and               1997    1,100,000    2,100,000     1,009,660(4)      80,000      1,677,671        10,961(5)
  Chief Executive Officer    1996    1,000,000    1,000,000       659,582(4)      80,000      1,274,431        11,000(5)

  William J. Doyle,          1998      475,000      450,000            --(7)      50,000         63,625         8,157(8)
  President and Chief        1997      374,083      280,000       147,392(7)      40,000         81,938         8,072(8)
  Operating Officer(6)       1996      356,500      500,000       273,011(7)      40,000        770,715         7,857(8)

  Thomas J. Wright,          1998      450,000      325,000               --      35,000         63,625        8,933(10)
  President,                 1997      433,200      325,000               --      35,000         81,938        8,840(10)
  PCS Phosphate(9)           1996      418,200      300,000               --      35,000        303,056        8,437(10)

  Gary E. Carlson            1998      325,000      235,000               --      25,000         47,718        8,476(13)
  President, PCS             1997      246,800      225,000               --      37,500         61,453        7,553(13)
  Sales(11)(12)

  James F. Dietz,            1998      277,500      200,000               --      25,000         29,692        9,290(16)
  President, PCS Nitrogen,   1997      207,333      140,000               --      15,000         38,238        8,852(16)
  Inc.(14)(15)

(1) Those amounts which were denominated in Canadian dollars have been converted to United States dollars using the average exchange rate for the month prior to the date of payment.
(2) Reports amounts awarded pursuant to the Corporation's Short-Term Incentive Plan and, where applicable, contractual bonuses. See "Compensation Committee -- Short-Term Incentive Compensation".
(3) Options granted pursuant to the Corporation's Stock Option Plan -- Officers and Key Employees.
(4) Mr. Childers' employment contract provides for reimbursement to him in respect of the differential between Canadian and U.S. income taxes. See "Employment Contracts and Termination of Employment". The amount for 1998 is not presently calculable and will be determined following the filing of Mr. Childers' Canadian and U.S. income tax returns; however, an advance of $245,259 was paid during 1998. Of the other annual compensation amount indicated for 1998, $546,186 reflects a 1998 payment made by the Corporation to Revenue Canada in settlement of a benefits audit for the years 1994 through 1996. Of the other annual compensation indicated for 1997, $122,018 related to personal travel benefits.
(5)  The reported amounts for 1998, 1997 and 1996 consist, respectively, of:
     (i) $0, $4,957 and $4,930 which represents the Corporation's contribution to the Corporation's defined contribution pension plan (see "Pension Plans"); and
     (ii) $5,624, $6,004 and $6,070 which represents the value of the benefit for group term life insurance premiums paid by the Corporation.
(6) Prior to July 1, 1998, Mr. Doyle's principal position was President, PCS Sales, and prior to March 6, 1997, Executive Vice President, Potash and Sales of the Corporation.

(7) Mr. Doyle is entitled to a reimbursement in respect of the differential between Canadian and U.S. income taxes. The amount for 1998 is not presently calculable and will be determined following the filing of Mr. Doyle's Canadian and U.S. income tax returns.
(8)  The reported amounts for 1998, 1997 and 1996 consist, respectively, of:
     (i) $4,708, $4,981 and $4,926 which represents the Corporation's contribution to the Corporation's defined contribution pension plan (see "Pension Plans"); and
     (ii) $3,449 $3,091 and $2,931 which represents the value of the benefit for group term life insurance premiums paid by the Corporation.
(9) Prior to March 6, 1997, Mr. Wright's principal position was Executive Vice President, PCS Phosphate.
(10) The reported amounts for 1998, 1997 and 1996 consist, respectively, of:
     (i) $8,000, $8,000 and $7,500 which represents the Corporation's contribution to the 401(k) Plan of PCS Phosphate; and
     (ii) $933, $840, and $937 which represents the value of the benefit for group term life insurance premiums paid by PCS Phosphate.
(11) Prior to July 1, 1998, Mr. Carlson's principal position was President, PCS Nitrogen, Inc. ("PCS Nitrogen").
(12) On March 6, 1997, the Corporation acquired Arcadian Corporation (now PCS Nitrogen). The compensation reported for Mr. Carlson for 1997 is for the period from March 1, 1997 to December 31, 1997.
(13) The reported amounts for 1998 and 1997 consist, respectively, of:
     (i) $6,400 and $6,651 which represents amounts paid or payable under the terms of the 401(k) Plan of PCS Nitrogen; and
     (ii) $2,076 and $902 which represents the value of the benefit for group term life insurance premiums paid by PCS Nitrogen.
(14) Prior to July 1, 1998, Mr. Dietz's principal position was Executive Vice President, PCS Nitrogen.
(15) On March 6, 1997, the Corporation acquired Arcadian Corporation (now PCS Nitrogen). The compensation for Mr. Dietz for 1997 is for the period from March 1, 1997 to December 31, 1997.
(16) The reported amounts for 1998 and 1997 consist, respectively, of:
     (i) $6,400 and $6,709 which represents the amounts paid or payable under the terms of PCS Nitrogen's 401(k) Plan (see "Pension Plans"); and
     (ii) $2,890 and $2,143 which represents the value of the benefit for group term life insurance premiums paid by PCS Nitrogen.

OPTIONS

     The following table sets forth the grants of stock options to the Named Executive Officers pursuant to the Corporation's Stock Option Plan -- Officers and Key Employees for the year ended December 31, 1998.

                            OPTION GRANTS DURING THE
                      MOST RECENTLY COMPLETED FISCAL YEAR


---------------------------------------------------------------------------------------------------------------------------------
                                                        INDIVIDUAL GRANTS
                                NUMBER OF
                                SECURITIES
                                UNDERLYING       % OF TOTAL OPTIONS     EXERCISE OR                            GRANT DATE
                                 OPTIONS        GRANTED TO EMPLOYEES    BASE PRICE                            PRESENT VALUE
  NAME                          GRANTED(1)#        IN FISCAL YEAR         $/SHARE        EXPIRATION DATE          (2)$
  Charles E. Childers              80,000              10.19              67.875          Nov. 5, 2008          1,691,200

  William J. Doyle                 50,000               6.37              67.875          Nov. 5, 2008          1,057,000

  Thomas J. Wright                 35,000               4.46              67.875          Nov. 5, 2008            739,900

  Gary E. Carlson                  25,000               3.18              67.875          Nov. 5, 2008            528,500

  James F. Dietz                   25,000               3.18              67.875          Nov. 5, 2008            528,500
---------------------------------------------------------------------------------------------------------------------------------

(1) Options granted on November 5, 1998. Each option is exercisable with respect to one-half of the indicated number on or after November 5, 1999 and with respect to the balance of the indicated number on or after November 5, 2000 (or earlier in the event of a "change of control" of the Corporation as defined in the Corporation's Stock Option Plan -- Officers and Key Employees). All options are transferable (without consideration) to the spouse, children and grandchildren of the original optionee (or to a trust, partnership or limited liability company, the entire beneficial interest of which is held by one or more of the foregoing persons), in accordance with the terms and conditions of the Stock Option Plan -- Officers and Key Employees.
(2) The Modified Black-Scholes Option Pricing Model was used to determine the grant date present value of the stock options granted in November, 1998 by the Corporation to the Named Executive Officers. Under the Modified Black-Scholes Option Pricing Model, the grant date present value of the stock options referred to in the table was $21.14 per Share. The material assumptions and adjustments incorporated in the Modified Black-Scholes Option Pricing Model in estimating the value of options reflected in the above table include the following:
     (i) an interest rate of 4.83% (representing the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term);
     (ii) volatility of 29.99% (calculated using daily stock prices on the New York Stock Exchange for the one-year period prior to the grant date);
     (iii) dividends at the rate of $0.92 per Share (representing the annualized dividends paid with respect to a Share at the date of grant); and
     (iv) a reduction of approximately 26% to reflect the probability of forfeiture due to termination prior to vesting and the probability of a shortened option term due to termination of employment prior to the option expiration date.

    The ultimate values of the options will depend on the future market price of the Shares, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Shares over the exercise price on the date the option is exercised.

     The following table sets forth the options exercised during the year ended December 31, 1998 by the Named Executive Officers and the year-end value of unexercised in-the-money options held by such individuals at December 31, 1998.

         AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                              NUMBER OF                 VALUE OF UNEXERCISED
                                                                        SECURITIES UNDERLYING           IN-THE-MONEY OPTIONS
                                                                          OPTIONS AT FY-END                 AT FY-END(1)

                                 SECURITIES
                                 ACQUIRED ON     AGGREGATE VALUE                          #                               $
                                  EXERCISE          REALIZED              #              NOT              $              NOT
     NAME                             #                 $            EXERCISABLE     EXERCISABLE     EXERCISABLE     EXERCISABLE
     Charles E. Childers               --                  --          230,000         120,000        1,760,354              --

     William J. Doyle              21,300           1,509,100          138,500          70,000        1,306,813              --

     Thomas J. Wright              47,500             933,563           35,000          52,500               --              --

     Gary E. Carlson                   --                  --           18,750          43,750               --              --

     James F. Dietz                    --                  --            7,500          32,500               --              --


(1) Values are calculated by determining the amount by which the market value of the Shares underlying the options on December 31, 1998 exceeded the exercise prices of the options and converting Canadian dollar amounts to United States dollars using the December 31, 1998 exchange rate of $0.6534

PENSION PLANS

     The Potash Corporation of Saskatchewan Inc. Pension Plan (the "PCS Plan") generally requires all participating employees to contribute 5.5% of their earnings (or such lesser amount as is deductible for Canadian Income Tax purposes) to the PCS Plan and the Corporation to contribute an equal amount. When an individual retires, the full amount in the individual's account is used to produce the pension.

     PCS Sales, prior to and during 1998, maintained a pension plan for U.S. employees organized under Section 401(k) of the U.S. Internal Revenue Code (the "Code") (the "PCS Sales Plan"). The PCS Sales Plan allows PCS Sales to match employee contributions, typically up to 5.5% of the employees' earnings, to the maximum amount allowable under U.S. law. The PCS Plan and the PCS Sales Plan are generally available, as applicable, to all salaried employees of those corporations and a portion of unionized employees.

     The Corporation has a Supplemental Retirement Income Plan (the "Supplemental Plan") which is unfunded and non-contributory and which provides a supplementary pension benefit for the Corporation's officers and certain other key managers. Under the basic terms of the Supplemental Plan a pension benefit is provided in an amount equal to 2% of the participant's average three highest years' earnings multiplied by the participant's years of pensionable service (to a maximum of 35 years), minus any annual retirement benefit payable under the PCS Plan or the PCS Sales Plan. Benefits under the Supplemental Plan are paid in the currency in which the participant's earnings are denominated. For a designated group of senior officers of the Corporation, including Messrs. Childers and Doyle, the benefit payable is an amount equal to: (i) 5% of the senior officer's average three highest years' earnings multiplied by the senior officer's years of pensionable service (to a maximum of 10 years), plus (ii) 2% of the senior officer's average three highest years of earnings multiplied by the senior officer's years of pensionable service in excess of 25 years to a maximum of 10 additional years, minus (iii) any annual retirement benefit payable under the PCS Plan or the PCS Sales Plan. Benefits payable to employees who have reached the minimum age (55) for retirement pursuant to the Supplemental Plan are secured by letters of credit provided by the Corporation.

     The following table shows the estimated annual benefits payable upon retirement to Mr. Childers and Mr. Doyle pursuant to the Supplemental Plan. Estimated benefits payable pursuant to the Supplemental Plan will be reduced by any benefits payable pursuant to the PCS Plan or the PCS Sales Plan.

                   SUPPLEMENTAL RETIREMENT INCOME PLAN TABLE

    REMUNERATION                                             YEARS OF SERVICE
          $                     15                20                25                30                35
      $ 250,000             $ 125,000         $ 125,000         $ 125,000         $ 150,000         $ 175,000
        500,000               250,000           250,000           250,000           300,000           350,000
      1,000,000               500,000           500,000           500,000           600,000           700,000
      1,500,000               750,000           750,000           750,000           900,000         1,050,000
      2,000,000             1,000,000         1,000,000         1,000,000         1,200,000         1,400,000
      3,000,000             1,500,000         1,500,000         1,500,000         1,800,000         2,100,000
      4,000,000             2,000,000         2,000,000         2,000,000         2,400,000         2,800,000

     For the purposes of the Supplemental Plan, earnings are defined as the executive's "annual base pay plus 100% of all bonuses paid or payable to the executive in a calendar year" (see, however, "Employment Contracts and Termination of Employment -- Chief Executive Officer"). The normal retirement age pursuant to the Supplemental Plan is 65, with a reduction in benefits for early retirement prior to age 62. No benefits pursuant to the Supplemental Plan are payable if termination occurs prior to age 55.

     As of December 31, 1998, the three highest year average earnings for purposes of the Supplemental Plan for each Named Executive Officer participating in the Supplemental Plan were as follows: $3,205,735 for Mr. Childers and $1,128,676 for Mr. Doyle. The estimated credited years of service at assumed retirement age of 65 for each of the Named Executive Officers participating in the Supplemental Plan (age 67 for Mr. Childers) are as follows: 12.33 years for Mr. Childers and 28 years for Mr. Doyle.

     PCS Phosphate, prior to and during 1998, maintained a defined benefit pension plan (the "PCS Phosphate Plan") for all eligible U.S. employees, including Mr. Wright. Under the PCS Phosphate Plan, employees were required to contribute 1% of their base salary to the plan each year. PCS Phosphate contributions are required whenever plan assets are not sufficient to meet applicable funding standards. For employees age 60 (62 for those who became plan participants on or after January 1, 1997) or older with at least 20 years of service, the PCS Phosphate Plan provided for a retirement benefit of 2% of the employee's final average compensation (as defined below) multiplied by the employee's years of service (maximum 35 years) in the form of a life annuity with 120 monthly payments guaranteed. Employees who did not meet the minimum age or years of service requirement receive a reduced benefit.

     PCS Phosphate also maintains a Supplemental Benefit Plan (the "Phosphate Supplemental Plan") which is unfunded and non-qualified. The purpose of the Supplemental Benefit Plan is to enable PCS Phosphate to continue to provide the same net benefits to employees whose benefits under the PCS Phosphate Plan are limited by the Code, including Mr. Wright.

     The following table represents an estimate of the combined retirement income of Mr. Wright from the PCS Phosphate Plan and Phosphate Supplemental Plan at the levels of average compensation and the years of service shown.

                        PCS PHOSPHATE PENSION PLAN TABLE

    REMUNERATION                                             YEARS OF SERVICE
          $                     15                20                25                30                35
      $250,000              $ 75,000          $100,000          $125,000          $150,000          $175,000
       300,000                90,000           120,000           150,000           180,000           210,000
       400,000               120,000           160,000           200,000           240,000           280,000
       500,000               150,000           200,000           250,000           300,000           350,000
       600,000               180,000           240,000           300,000           360,000           420,000

     Pursuant to the PCS Phosphate Plan and Phosphate Supplemental Plan, final average compensation is defined as compensation for the highest paid 60 consecutive months of service out of the last 120 consecutive months of service. Compensation is defined as a participant's base pay. The benefits available under the PCS Phosphate Plan and Phosphate Supplemental Plan are not subject to offset for other retirement benefits. As of December 31, 1998, the final average compensation for purposes of the PCS Phosphate Plan and the Phosphate Supplemental Plan for Mr. Wright was $419,280. The estimated credited years of service at a retirement age of 67 for Mr. Wright is 33 years.

     PCS Nitrogen, prior to and during 1998, maintained a defined benefit pension plan (the "Nitrogen Pension Plan") for all employees, except the employees covered by collective bargaining agreements. Mr. Carlson and Mr. Dietz are participants in the PCS Nitrogen Plan. The normal retirement benefit under the Nitrogen Pension Plan, which is payable monthly beginning the first day of the month after participants reach the normal retirement age of 65, is a life annuity. The normal monthly retirement benefit is generally the sum of (i) 1.1% of the participant's average monthly pay during the highest paid 60 consecutive calendar months of the last 120 calendar months of employment multiplied by the participant's credited service and (ii) 0.4% of (a) the excess of such average monthly pay over the participant's Social Security earnings limit multiplied by
(b) the participant's credited service (up to a maximum of 35 years). Employees who do not meet the age or years of service requirements for a normal retirement benefit receive a reduced benefit.

     The following table represents an estimate of the retirement income of Mr. Carlson and Mr. Dietz from the Nitrogen Pension Plan.

                        PCS NITROGEN PENSION PLAN TABLE

    REMUNERATION                                             YEARS OF SERVICE
          $                     15                20                25                30                35
      $200,000               $41,000           $55,000           $69,000           $83,000           $97,000
       300,000                64,000            85,000           106,000           128,000           149,000
       400,000                86,000           115,000           144,000           173,000           202,000
       500,000               109,000           145,000           181,000           218,000           254,000
       600,000               131,000           175,000           219,000           263,000           307,000
       700,000               154,000           205,000           256,000           308,000           359,000

     For the purposes of the Nitrogen Pension Plan, compensation includes the participant's base pay plus bonus. The foregoing calculations use the applicable social security earning limit based on Mr. Carlson's year of birth, 1953, which limit does not differ materially from that applicable to Mr. Dietz. The benefits under the Nitrogen Pension Plan are subject to the applicable Code limitations. However, the Company is developing an appropriate supplemental employment retirement plan to address such limitations. The benefits available under the Nitrogen Pension Plan are not subject to offset for other retirement benefits. As of December 31, 1998, the final average compensation for the purposes of the Nitrogen Pension Plan for Mr. Carlson was $550,000 and for Mr. Dietz was $417,500 (assuming implementation of the supplemental plan). The estimated credited years of service at normal retirement age of 65 for Mr. Carlson is 27.5 years and for Mr. Dietz is 17 years.

     Effective January 1, 1999, the Corporation consolidated its pension and benefit plans for U.S. employees. Under the sponsorship of PCS Administration
(USA), Inc., a newly formed benefits subsidiary, a new U.S. 401(k) Plan and a new U.S. Pension Plan are being provided to eligible U.S. employees. A portion of the PCS Sales Plan has been combined with PCS Phosphate's existing 401(k) Plan to form the new U.S. 401(k) Plan. Similarly, the Phosphate Pension Plan and Nitrogen Pension Plan have now been combined to form the U.S. Pension Plan. The calculation of benefits under the new U.S. Pension Plan will be made using a new formula for service after December 31, 1998 which provides a retirement benefit of 1.5% of the employee's final average compensation multiplied by the employee's years of service (maximum 35 years). The calculation of benefits for an employee's pre-1999 service will be based on the applicable pension plans prior to the consolidation.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

Chief Executive Officer

     The terms and conditions of Mr. Childers' employment with the Corporation are governed by an employment agreement, the current term of which expires June 30, 2002 and pursuant to which Mr. Childers shall serve as Chairman of the Board and Chief Executive Officer of the Corporation until June 30, 1999 and thereafter as Chairman of the Board and as a special advisor to the Corporation to June 30, 2002. Pursuant to the agreement, Mr. Childers' salary compensation was $1,200,000 for the year ended December 31, 1998 and will be $650,000 for the period January 1, 1999 to June 30, 1999 and, thereafter, the annual amount of $300,000 (less any amount paid for his role as Chairman and as a director) until June 30, 2002. In addition to amounts payable to Mr. Childers pursuant to the agreement or any other benefit plan or program, Mr. Childers is entitled, while he holds the position of Chairman and Chief Executive Officer, to additional compensation equal to any amount paid to him pursuant to the Corporation's Short Term Incentive Plan. Such additional compensation shall be excluded from the definition of earnings pursuant to the Supplemental Plan. Mr. Childers' agreement provides for reimbursement to him on an annual basis of the amount by which income taxes payable in Canada exceed those which otherwise would have been payable in the United States. The employment agreement authorizes the use of the principal corporate aircraft for all business and personal travel.

     The employment agreement for Mr. Childers provides for payment, upon termination without cause, of an amount equal to the amounts payable for the remaining term of the agreement. In the event of termination, for any reason, the Corporation will provide a comprehensive medical, vision and dental insurance plan for Mr. Childers equivalent to the medical, vision and dental plan currently in existence, which plan shall remain in effect for the lifetime of Mr. Childers. The Corporation will also pay reasonable moving expenses of Mr. Childers upon termination of the agreement for any reason, including expiry of the term. Pursuant to the agreement, in the event that the Corporation is sold, dissolved, merged or amalgamated, Mr. Childers shall retain his position on the same terms as in the agreement or, in the alternative, the Corporation shall compensate Mr. Childers in the same manner as provided for in the agreement.

Change in Control Agreements

     Effective December 30, 1994, the Corporation, and where applicable, PCS Sales, entered into Change in Control Agreements with each of Mr. Childers and Mr. Doyle. The initial term of each Change in Control Agreement was to December 31, 1997; however, the Change of Control Agreements were automatically renewed to December 31, 1998 and continue to be subject to automatic renewal for successive one year terms until the employee reaches age 65 or unless either party gives notice of termination. A change in control of the Corporation will be deemed to have occurred if:

     (a) there is a significant (50 percent or more) change in the Board within any two year period, not including replacement directors approved for nomination by the Board;

     (b) there occurs an amalgamation, merger, consolidation, or other transaction whereby the control of the existing shareholders of the Corporation is diluted to less than 50 percent control of the surviving or consolidated entity;

     (c) there occurs a significant (50 percent or more based on book value) sale or other disposition of the fixed assets of the Corporation within any twelve month period; or

     (d) any party acquires 20 percent or more of the voting securities of the Corporation.

     Benefits pursuant to the Change in Control Agreements will be payable upon termination of the executive's employment within two years following a change in control. Termination of the executive's employment is defined to include the executive ceasing to be employed for any reason, including constructive dismissal, except by reason of death, disability, resignation or voluntary retirement, or dismissal for dishonest or wilful misconduct.

     The severance benefit entitlements upon termination of employment following a change in control of the Corporation are:

     (a) a lump sum payment of three times the executive's base salary and average bonus for the last three years;

     (b) a lump sum payment of the pro-rata target bonus for the short year in which termination occurs;

     (c)  immediate vesting and cash out of all outstanding LTIP awards;

     Payments to be made pursuant to the foregoing and relating to the employee's bonus may be deferred by the executive for up to three years or for such other period as may be permitted by the Income Tax Act (Canada);

     (d) a credit of three additional years of service under the Supplemental Plan;

     (e) three year continuation of medical, disability, and group term life insurance. These terminate, however, upon obtaining similar coverage from a new employer or upon commencement of retiree benefits; and

     (f)  financial or outplacement counselling to a maximum of Cdn$10,000.

     All outstanding non-exercisable options granted to the executive pursuant to the Corporation's stock option plan for officers and key employees will become exercisable upon a change in control occurring. In the event no public market for the shares exists, the Corporation (or PCS Sales as the case may be) will compensate the executive for the value of his options on the basis of a share value approved by the shareholders of the Corporation upon a change in control, or, if no such value has been approved, then based upon the market value of the Shares when last publicly traded. For Mr. Childers and Mr. Doyle, there is provision for a "gross up" of payments to cover excise taxes if payable in respect of such benefits.

     For Mr. Childers, the following additional provisions apply to his Change in Control Agreement:

     (a) termination of employment is defined to include, in addition to the matters set forth above, voluntary resignation in the thirteenth month following the month in which the change in control occurs;

     (b) benefits are payable under the Change of Control Agreement only if the termination of employment occurs on or prior to June 30, 1999, in which case such benefits are in full satisfaction of any rights, whether at common law or under contract, which Mr. Childers might otherwise have on termination of employment;

     (c) in addition to severance benefits set forth above, benefits payable under the Change in Control Agreement include the provision of a comprehensive medical insurance plan which shall remain in force for the lifetime of Mr. Childers; and

     (d) the agreement is subject to automatic renewal for one year terms until December 31, 1999 or unless either party gives notice of termination.

Other

     The current severance policy of the Corporation for termination without cause, which is applicable to all salaried employees including the Named Executive Officers, is notice of impending termination, or payment of salary in lieu of notice, equivalent to one month for each complete year of service plus an additional two months. Such policy is superseded by specific termination provisions contained in a written agreement.

     Prior to 1996, Mr. Wright contributed to a Deferred Compensation Plan. Pursuant to this plan, Texasgulf Inc. (now PCS Phosphate) and Mr. Wright entered into a Deferred Compensation Agreement dated August 30, 1985, as amended, under which a portion of the salary otherwise payable to Mr. Wright was irrevocably deferred and credited to an unfunded account which is payable in ten annual instalments beginning in the year following the year he retires or otherwise ceases to be an employee of PCS Phosphate. The unfunded account balance, $609,599 as at December 31, 1998, accumulates interest compounded quarterly at a rate equal to the quoted rate for 90-day unsecured commercial paper.

                             COMPENSATION COMMITTEE

COMPOSITION OF THE COMPENSATION COMMITTEE

     The following individuals served as members of the Compensation Committee during the fiscal year which ended on December 31, 1998.

Denis J. Cote (Chairman)
Donald E. Phillips
Daryl K. Seaman
Barrie A. Wigmore

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") is, at present, composed of four directors who are neither officers nor former officers of the Corporation. The Committee is charged with formulating and making recommendations to the Board in respect of compensation issues relating to directors and senior officers of the Corporation. The Committee also makes recommendations regarding the Corporation's Stock Option Plans and administers its Short and Long-Term Incentive Plans, each in accordance with its terms. In addition, the Committee, in consultation with the Chief Executive Officer, considers and reports to the Board regarding corporate succession matters.

     Executive compensation policies are designed with the objective of attracting and retaining qualified executives by providing compensation packages which are competitive within the marketplace and by compensating them in a manner which encourages individual performance consistent with shareholder expectations.

Salary

     The Corporation has adopted a "broad band" salary system for senior executives (i.e. vice presidents and above, but not including the chief executive officer or subsidiary presidents) of the Corporation. Under the broad band system a salary range is established by the Compensation Committee for each senior executive level after consultation with independent compensation consultants. Each individual's salary is then set within the applicable range taking into account the individual's duties, performance and experience. Individual executive salaries are subject to approval by the Chief Executive Officer and the Compensation Committee of the Board.

Short-Term Incentive Compensation

     The Corporation's Short-Term Incentive Plan is intended to aid in developing strong corporate management by providing financial incentives to key employees to meet or achieve objectives which contribute materially to the Corporation's success. The plan provides for incentive awards based on an individual's performance, position with the Corporation and the financial results of the Corporation. Ranges of incentive awards are established for each position, which awards are expressed as a percentage of annual salary. The actual percentage used in calculating the award is generally determined by the Corporation's return on equity in relation to a pre-established target, subject to adjustment based upon the individual's performance and such other factors as the Committee deems appropriate. Under the terms of the plan, generally no payments are made when the return on equity is less than 50% of the target set by the Board for that year. For senior executives, which include the Named Executive Officers, incentive awards range from 20% to 100% of salary depending upon actual return on equity as compared to target return on equity once the minimum threshold requirement has been met, all subject to adjustment based on the Executive's performance and such other factors as the Committee deems appropriate.

Long-Term Incentive Compensation

     The Corporation's Long-Term Incentive Plan, as amended, is designed to retain high-potential, high-value employees, to recognize and reward their significant contributions to the long-term success of the Corporation, and to align their interests more closely with the shareholders of the Corporation. The plan provides for the discretionary grant of units to eligible employees effective January 1, 1994 and January 1 every three years thereafter and on such other dates as circumstances warrant. A unit is a notional amount equal to the market value of a common share of the Corporation. The units are divided equally into "part one" and "part two" units upon their grant. The number of units granted to an eligible employee is approximately three times the amount determined by dividing the employee's target bonus by the closing price of the shares on the New York Stock Exchange on the first day preceding the date of the grant of the units in which a round lot of shares was traded on such Exchange.

     The units are redeemed for cash on the basis of their "market value" on a redemption date. The "market value" of a unit is the closing price of the shares on the New York Stock Exchange on the first day preceding the redemption date in which a round lot of shares was traded on such Exchange. Cash amounts payable under the plan to employees who receive salary in Canadian currency shall be converted to Canadian currency on the redemption date, based on the published exchange rate of the Bank of Canada in effect as of the close of business on the business day immediately preceding the redemption date. Redemption dates are determined by the Committee in accordance with the terms of the plan. The redemption date for the part one units may not be later than the last day of the second calendar year following the calendar year of the grant of the units. One-third of the part two units must be redeemed on or before each of the first, second, and third anniversary of the grant of the units. However, in no event shall the redemption date for the part two units be later than the end of the second calendar year following the calendar year of the grant of the units.

     The number of part one units eligible to be redeemed on a redemption date is subject to adjustment based upon the performance of the Corporation and the employee, in accordance with criteria established by the Committee from time to time. The Committee may, on or before a redemption date for part one units, reduce or increase an employee's part one units by a maximum of 50%.

     The interests of management are also tied to the interests of the Corporation's shareholders through the annual grant of options to executives and other key employees pursuant to the Corporation's Stock Option Plan -- Officers and Key Employees. The options are granted at 100% of market value, become exercisable over two years (or earlier in the event of a "change of control" as defined in the plan) and expire after ten years. Options are granted having regard to the position in and contribution made to the Corporation by the individual involved. The aggregate number of Shares issuable after February 3, 1998 pursuant to options granted under the Corporation's Stock Option Plan -- Officers and Key Employees is 6,926,125. The number of shares subject to options granted to an individual is a function of the individual's position within the Corporation and his or her ability to affect corporate performance.

     In considering whether to grant options and how many shares are to be subject to options, the Committee considers the aggregate number of options outstanding and is also guided in such matters by applicable regulatory constraints.

     In relative terms, greater emphasis within the compensation package is given to annual cash compensation (salary and short-term incentives) than to long-term incentives and options. However, each element of the package is designed to complement the others in enabling the Corporation to achieve the objectives of its compensation policies.

Chief Executive Officer Compensation

     The terms and conditions of Mr. Childers' employment with the Corporation are governed by an employment agreement. Among other things, the agreement provides that, in addition to receiving an annual salary, Mr. Childers is entitled to participate in other compensation programs of general applicability to senior corporate management.

     The Committee reviews annually the CEO's salary, any awards under the Short and Long-Term Incentive Plans and any grant of options under the Corporation's Stock Option Plan -- Officers and Key Employees. The CEO's annual salary is determined primarily on the basis of his individual performance and the performance of the Corporation. While no mathematical weighting formula exists, the Committee considers all factors which it deems relevant including the net income of the Corporation, the Corporation's share price, the duties and responsibilities of the CEO and current compensation levels. Awards pursuant to the Short and Long-Term Incentive Plans and under the Corporation's Stock Option Plan -- Officers and Key Employees are made in accordance with the plans as outlined above.

     Reference is also made to the compensation of chief executive officers of an appropriate comparable group of fertilizer producers and marketers selected by the Corporation. The comparison of Mr. Childers' compensation to the comparable group incorporates many factors including the relative size of the companies, their profitability and share price, the duties of the chief executive officer and any other extenuating or special circumstances.

     Mr. Childers' compensation for 1998 as set forth in the Summary Compensation Table was determined in accordance with the foregoing.

     Submitted on behalf of the Compensation Committee: Denis J. Cote, Donald E. Phillips, Daryl K. Seaman, and Barrie A. Wigmore.

                               PERFORMANCE GRAPHS

     The following graph illustrates the Corporation's cumulative shareholder return, assuming reinvestment of dividends, by comparing a Cdn$100 investment in the Corporation's Shares at December 31, 1993 to the return on the TSE 300 Total Return Index.

                            CUMULATIVE TOTAL RETURN
          BASED ON REINVESTMENT OF CDN$100 BEGINNING DECEMBER 31, 1993

                           [CUMULATIVE RETURN GRAPH]


--------------------------------------------------------------------------------------------------
                                          DEC-93    DEC-94    DEC-95    DEC-96    DEC-97    DEC-98
--------------------------------------------------------------------------------------------------
  Potash Corporation of Saskatchewan
    Inc. - TSE Listing                     $100      $146      $303      $371      $383      $321
--------------------------------------------------------------------------------------------------
  TSE 300                                  $100      $100      $114      $147      $169      $166
--------------------------------------------------------------------------------------------------

     The following graph illustrates the Corporation's cumulative shareholder return, assuming reinvestment of dividends, by comparing a $100 investment in the Corporation's Shares at December 31, 1993 to the return on the Standard & Poor's 500 Index and the shareholder return of a peer group of fertilizer producers and marketers selected by the Corporation.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1993

                        [CUMULATIVE TOTAL RETURN GRAPH]


--------------------------------------------------------------------------------------------------
                                          DEC-93    DEC-94    DEC-95    DEC-96    DEC-97    DEC-98
--------------------------------------------------------------------------------------------------
  Potash Corporation of Saskatchewan
    Inc. - NYSE Listing                    $100      $136      $289      $352      $348      $271
--------------------------------------------------------------------------------------------------
  Self-selected Peer Group                 $100      $103      $167      $168      $137      $ 99
--------------------------------------------------------------------------------------------------
  S&P 500(R)                               $100      $101      $139      $171      $229      $294
--------------------------------------------------------------------------------------------------
The Self-selected Peer Group consists of:

COMPANY                                         SYMBOL
-------                                         ------
Agrium Inc.* (beg. 6/30/93)                      AGU
IMC Global Inc.                                  IGL
Mississippi Chemical Corp. (beg. 9/30/94)        GRO
Phosphate Resource Partners LP**                 PLP
Terra Industries Inc.                            TRA

*   Toronto Stock Exchange listing.
**  formerly Freeport McMoran Resource Partners LP.

                           COMPENSATION OF DIRECTORS

     Each director who is not also an officer or employee of the Corporation (an "outside director") receives from the Corporation an annual retainer of $25,000, a per diem fee of $1,000 for meetings he or she attends and a travel fee of $500 per day where travel is required on a day or days on which a meeting does not occur. Outside directors receive an additional $2,500 per year, if a chairman of a Board committee. Each outside director who is a member of a Board committee receives a per diem fee of $1,000 for meetings he or she attends, provided such meetings are not held the same day as a Board meeting. Outside directors are also reimbursed for expenses incurred in discharging their responsibilities.

     On November 5, 1998, the Board granted options with limited transferability (pursuant to the Stock Option Plan -- Directors) to purchase 3,000 Shares to each of the 13 outside directors of the Corporation. Such options have an exercise price equal to the fair market value of the Shares at the time the options were granted (Cdn$102.35 per Share for non-U.S. resident directors and $67.875 for U.S. resident directors, respectively), become exercisable over two years (or earlier in the event of a "change in control" of the Corporation as defined in the Stock Option Plan -- Directors) and expire ten years after the date on which they were granted.

                              CORPORATE GOVERNANCE

     This statement of corporate governance is made pursuant to the requirements of The Toronto Stock Exchange and the Montreal Exchange relating to disclosure of corporate governance practices. Reference is also made to the Guidelines for Improved Corporate Governance in Canada (the "Guidelines") contained in the December 1994 report of The Toronto Stock Exchange Committee on Corporate Governance in Canada.

MANDATE OF THE BOARD

     The Board has the duty to direct the management of the business and affairs of the Corporation pursuant to the powers vested in it by The Business Corporations Act (Saskatchewan) and by the articles and bylaws of the Corporation, and in accordance with obligations imposed by law.

     In furtherance of the discharge of such duties and obligations, the Board holds six regularly scheduled meetings annually and additional meetings to consider particular issues as required. In 1998 the Board held 7 meetings.

     The Board, either directly or through its committees, is called upon to:

     (i) approve the Corporation's annual operating and capital budgets, all material acquisitions and divestitures and the scope of its business activities;

     (ii) ensure that appropriate systems are in place to manage the Corporation's principal business risks, including financial, environmental, and regulatory risks;

     (iii) monitor and approve succession planning and appointment and remuneration of senior management;

     (iv) monitor and assess the integrity of the Corporation's internal controls and management information systems; and

     (v)   establish and monitor a corporate disclosure policy.

BOARD COMPOSITION

     As of February 28, 1999 fifteen directors comprised the Board. Of that number thirteen were non-management or outside directors (a director that is not an officer or employee of the Corporation) and twelve were unrelated directors (a director free from any relationship with the Corporation which could materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than arising from shareholding). In determining whether directors were related or unrelated the Board applied the test set forth in the Guidelines.

     As of February 28, 1999 the Corporation did not have a significant shareholder as defined in the Guidelines.

     The Board has considered its size and has concluded that it functions effectively in discharging its obligations both through Board and committee meetings.

INDEPENDENT BOARD ACTION

     At present the Chairman of the Board is also the Chief Executive Officer of the Corporation.

     The Board, with thirteen outside directors, twelve of whom are unrelated directors, can and does function independently of management. There are four committees of the Board, each of which plays a significant role in the discharge of the Board's duties and obligations. Each committee is composed wholly of outside directors, except the Executive Committee which is chaired by the Chief Executive Officer. Each Committee may, if and when considered appropriate by it to do so, retain the services of outside advisers. The Board has implemented a procedure for the Executive Committee to authorize a director to engage an outside adviser at the Corporation's expense in appropriate circumstances. In addition, the Board has met, and may meet in the future, without management present, as circumstances require.

COMMITTEES

Executive Committee

     The Executive Committee is composed of five directors, one of whom is, in accordance with the bylaws of the Corporation, the Chief Executive Officer. Of the other four committee members, all are outside directors and three are unrelated directors. Between meetings of the Board the Executive Committee has, with certain exceptions, all the powers vested in the Board. In addition, the Executive Committee makes recommendations regarding candidates for directorship of the Corporation. It has responsibility for corporate governance issues.

Audit Committee

     The Audit Committee is composed of three unrelated directors. The committee meets with the Corporation's financial management personnel, internal auditor and external auditor at least once each quarter to review the Corporation's financial reporting practices and procedures and authorize the release of unaudited quarterly financial statements, and reviews the Corporation's annual financial statements prior to their submission to the Board for approval. The committee also recommends to the Board the external auditors to be proposed to the shareholders for appointment at the annual meeting of shareholders.

Compensation Committee

     The Compensation Committee is composed of four unrelated directors. This committee formulates and makes recommendations to the Board in respect of compensation issues relating to directors and senior management of the Corporation and in respect of corporate salary and benefits policy. It reviews and approves, on an annual basis, the Corporation's salary administration program. It is responsible for the annual report on executive compensation. The committee, in consultation with the Chief Executive Officer, considers and reports to the Board regarding corporate succession matters.

Environmental Affairs Committee

     The Environmental Affairs Committee is composed of three unrelated directors. The committee works to ensure that the Corporation's commitment to the protection of the environment is fulfilled. It routinely receives environmental audit reports for review and discussion with senior management and monitors environmental issues in other areas of corporate activity such as off-site transportation, distribution and storage of product. The committee reviews and discusses with management potential changes to regulatory requirements and to corporate environmental policy.

DECISIONS REQUIRING BOARD APPROVAL

     The Board is responsible for all decisions relating to the Corporation which, by law, cannot be delegated to Board committees or management.

     The Board reviews and approves, among other things, the Corporation's annual budget, unbudgeted capital expenditures which exceed one million dollars
(Cdn), debt and equity financing, changes to capital structure, lease commitments with a net present value in excess of $5 million, material acquisitions and divestitures, appointment and remuneration of the Chief Executive Officer, directors to be proposed for election at the Corporation's annual meeting, and any other matter which is of material significance to the Corporation.

DIRECTOR RECRUITMENT AND BOARD EFFECTIVENESS

     The Executive Committee acts as the nominating committee of the Board. When vacancies occur, the chairman of the committee (who is, at present, the Chief Executive Officer) discusses with and seeks advice from committee members regarding potential candidates or other appropriate courses of action. Upon the Executive Committee reaching a consensus, Board approval is sought. The Corporation's nominating process recognizes the importance of input from the Chief Executive Officer regarding nominations, while leaving the ultimate decision to the Board acting on the advice of the Executive Committee.

     The Board has not established any formal measures for assessing Board, committee and individual director effectiveness.

SHAREHOLDER COMMUNICATION

     The Corporation has adopted a corporate disclosure policy which calls for the timely public dissemination of material information. Shareholder questions, comments and concerns may be made to the Corporation's Senior Vice President, Corporate Relations, who is responsible for implementing the disclosure policy, to the Corporate Secretary, or to the Corporation's transfer agent.

BOARD'S EXPECTATIONS OF MANAGEMENT

     Management of the Corporation is expected to perform the following functions:

     (i) provide timely accurate reports to the Board on the business and affairs of the Corporation and on matters of material significance to the Corporation;

     (ii) conduct an annual budgeting process and monitor the Corporation's performance as compared to the annual budget approved by the Board;

     (iii) make such decisions and take, on a timely basis, such actions as are necessary for the Corporation to discharge its obligations and meet applicable requirements, while seeking to enhance shareholder value; and

     (iv) review on an ongoing basis the Corporation's strategies and their implementation in all key areas of the Corporation's activities.

                            APPOINTMENT OF AUDITORS

     Proxies solicited hereby will be voted to reappoint the firm of Deloitte & Touche LLP, the present auditors, as auditors of the Corporation to hold office until the next annual meeting of shareholders, unless the shareholder signing such proxy specifies otherwise. The affirmative vote of a majority of Shares voted on such matter is required to reappoint the firm of Deloitte & Touche LLP, as auditors of the Corporation. A representative of Deloitte & Touche LLP is expected to attend the Meeting. At that time the representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

                            MANNER OF VOTING PROXIES

     PROXIES SOLICITED HEREBY WILL BE VOTED OR WITHHELD FROM VOTING ON THE ELECTION OF DIRECTORS AND VOTED FOR OR AGAINST OR WITHHELD FROM VOTING ON THE APPOINTMENT OF AUDITORS, IN ACCORDANCE WITH ANY SPECIFICATIONS MADE ON THE PROXY. IN THE ABSENCE OF ANY SUCH SPECIFICATION, SUCH PROXIES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND THE APPOINTMENT OF THE AUDITORS SPECIFIED IN THIS PROXY CIRCULAR.

     The Board knows of no matters to come before the Meeting other than the matters referred to in the Notice of Annual Meeting. However, if any other matters which are not now known to the Board should properly come before the Meeting or any adjournment thereof, or if amendments or variations to the matters referred to in the Notice of Annual Meeting are presented for action at the Meeting or any adjournment thereof, the proxies will be voted on such matters, amendments or variations in accordance with the best judgement of the person voting the proxy which confers such discretionary authority.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Corporation's annual meeting of shareholders in 2000 and which such shareholders are entitled to request be included in the management proxy circular for that meeting must be received at the Corporation's principal executive offices not later than February 7, 2000 under The Business Corporations Act (Saskatchewan) and not later than November 24, 1999 under Rule 14a-8(a)(3)(i) promulgated under the U.S. Securities Exchange Act of 1934.

                                    GENERAL

     In respect of matters to be voted on at the Meeting, where a broker may not be permitted to vote Shares held in street name in the absence of instructions from the beneficial owner of the Shares, such Shares will be considered not entitled to vote, although such Shares and Shares for which the holders abstain from voting will count for purposes of determining the presence of a quorum.

     Copies of the Corporation's most recent Form 10-K together with any document incorporated by reference therein, the most recent annual financial statements together with the accompanying report of the auditor, and any interim financial statements filed subsequent to the filing of the most recent annual financial statements may be obtained on request from the Secretary of the Corporation.

     The contents and the sending of this management proxy circular have been approved by the Board.

                                          /s/ JOHN L.M. HAMPTON
                                          JOHN L.M. HAMPTON
                                          Secretary
                                          March 26, 1999

                       POTASH CORPORATION
                      OF SASKATCHEWAN INC.   LOGO

PROXY                                    POTASH CORPORATION OF SASKATCHEWAN INC.
--------------------------------------------------------------------------------
FOR USE AT THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 6, 1999.
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE CORPORATION.

The undersigned holder of common shares
("Shares") of Potash Corporation of
Saskatchewan Inc. (the "Corporation")
hereby appoints Charles E. Childers,
Chairman and Chief Executive Officer, or
failing him, Barry E. Humphreys, Senior
Vice President, Finance and Treasurer, or
failing him, John L.M. Hampton, Senior
Vice President, General Counsel and
Secretary, or instead of any of the
foregoing,
------------------------------------------ ,
as proxy for the undersigned to attend,
vote and act for and on behalf of the
undersigned AT THE ANNUAL MEETING OF
SHAREHOLDERS OF THE CORPORATION TO BE HELD
AT THE RAMADA HOTEL, 1ST AVENUE AND 22ND
STREET, SASKATOON, SASKATCHEWAN, CANADA ON
THURSDAY, THE 6TH DAY OF MAY, 1999 (THE
"MEETING") AT 10:30 A.M., and at any
adjournments thereof, and hereby revokes
any proxy previously given by the
undersigned.
1. A SHAREHOLDER HAS THE RIGHT TO APPOINT
A PERSON WHO NEED NOT BE A SHAREHOLDER, TO
REPRESENT HIM AND TO ATTEND AND ACT ON HIS
BEHALF AT THE MEETING, OTHER THAN THE
NOMINEES DESIGNATED ABOVE, AND MAY
EXERCISE SUCH RIGHT BY INSERTING THE NAME
OF HIS NOMINEE IN THE SPACE PROVIDED ABOVE
FOR THAT PURPOSE.
-------------------------------------------
-------------------------------------------

-------------------------------------------
-------------------------------------------

2. The Shares represented by this proxy
will be voted in accordance with any
choice specified in this proxy. IF NO
SPECIFICATION IS MADE, THE PERSONS NAMED
ABOVE WILL VOTE SUCH SHARES FOR THE
ELECTION OF THE DIRECTORS NAMED IN THIS
PROXY AND FOR THE APPOINTMENT OF DELOITTE
& TOUCHE LLP AS AUDITORS OF THE
CORPORATION.

3. If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Corporation.

Without limiting the general powers hereby conferred, the Shares represented by this proxy are to be:

1. [ ] VOTED FOR the election as directors of all nominees listed below (except as marked to the contrary below), or

  [ ] WITHHELD FROM VOTING for all nominees listed below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the
                                      list below.

 I. Anderson    W.J. Doyle     P.J. Schoenhals    B.A. Wigmore
 D.J. Bourne    W.Z. Estey     D.K. Seaman        P.S. Wise
 C.E. Childers  D. Howe        E.R. Stromberg     T.J. Wright
 D.J. Cote      D.E. Phillips  J.G. Vicq


2. Voted FOR [ ], or AGAINST [ ], or WITHHELD FROM VOTING [ ] on, the appointment of Deloitte & Touche LLP as auditors of the Corporation.

                                      Dated the  __________  day
                                      of  _____________________________  , 1999.

                                      ------------------------------------------

                                      Name of Shareholder (please print)

                                      ------------------------------------------

                                      Signature of Shareholder

                                                 POTASH CORPORATION

                                               OF SASKATCHEWAN INC.

                                                                            LOGO